SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Senior Floating Rate Fund, Inc.

BlackRock Senior Floating Rate Fund II, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Upcoming proposal requires fund shareholders of either BlackRock Senior Floating Rate Fund, Inc. (each “Fund”) or BlackRock Senior Floating Rate Fund II, Inc. to vote on a proposed reorganization of your Fund into BlackRock Floating Rate Income Portfolio, an open-end fund with a similar investment objective and strategy and additional benefit of daily liquidity (each, a “Reorganization”).

The Board of Directors of your Fund believes the Reorganization is in the best interests of your Fund, and recommends that you vote “For” the proposed Reorganization. A vote to approve the Reorganization will also constitute a vote to liquidate your Fund. The Reorganization of one Fund is not contingent on the Reorganization of the other. A Special Meeting of Shareholders has been called for February 14, 2011 at 10:00 AM (ET) at the offices of BlackRock Advisors, LLC, 800 Scudders Mill Road, Plainsboro, NJ 08536 (the “Special Meeting”).

We encourage you to carefully review the enclosed materials, which explain this proposal in more detail. As a shareholder, your vote is important, and we hope you will respond today to ensure your shares will be represented at the Special Meeting.

You may vote in one of the following ways:

•	By touch-tone telephone: 800-690-6903;

•	By internet: www.proxyvote.com or www.MyMerrill.com, if applicable;

•	By returning the enclosed proxy card in the postage-paid envelope; or

•	In person at the Special Meeting.

If you do not vote using one of these methods, you may be called by Computershare Fund Services, the Funds’ proxy solicitor, to vote over the phone. Your vote is important.

For your convenience, we have provided a brief overview of answers to frequently asked questions. We recommend that you read the Combined Prospectus/Proxy Statement for more complete information.

Q:	How does the Board of Directors suggest that I vote?

A:	After careful consideration, your Fund’s Board recommends that you cast your vote “For” the proposed Reorganization. Each Board has determined that with respect to the Fund it oversees, the Fund’s shareholders may benefit from the following:

•	Daily redemption feature of the Floating Rate Income Portfolio;

•	Not subject to the respective Fund’s early withdrawal charges nor will they be subject to contingent deferred sales charges (“CDSC”) or redemption fees;

•	The expectation of operating and administrative efficiencies from the combined fund’s larger net asset size;

•	Floating Rate Income Portfolio is expected to attract assets over time and thus is expected to be a more sustainable investment vehicle;

Senior Floating Rate Fund

Vote by touch-tone telephone 800-690-6903

Vote by internet www.proxyvote.com

Vote by mail Return enclosed proxy card in postage-paid envelope provided.

Vote in person Attend the Special Meeting.

Be sure to have your control number, which can be found on your proxy card, available to vote using any of the above methods. If you do not vote, you may be called by Computershare Fund Services, our proxy solicitor, to vote over the phone.

•

The similar investment objectives, policies and principal investment strategies of the respective Senior Floating Rate Fund, the Master Senior Floating Rate LLC (the “Master LLC”) and the Floating Rate Income Portfolio;

•	Projected gross and net annual fund operating expenses of the combined fund are expected to be below those of the respective Fund prior to the respective Reorganization; and

•	Lower contractual management fee rate under the combined fund’s management fee schedule.

Q:	How will my Fund’s Reorganization affect me?

A:	If shareholders of your Fund approve the proposed Reorganization, all of the assets and certain stated liabilities of your Fund will be combined with those of the Floating Rate Income Portfolio.

Q:	Will I own the same number of shares of the Floating Rate Income Portfolio as I currently own of the Senior Floating Rate Fund?

A:	No, however the aggregate net asset value of the shares you receive in the Reorganization will equal the aggregate net asset value of the shares you own immediately prior to the Reorganization.

Q:	Who will advise the combined fund once the Reorganization with my Fund is completed?

A:	BlackRock Advisors, LLC will advise the combined fund. The portfolio managers who currently manage the day-to-day operations of the Master LLC also manage the day-to-day operations of the Floating Rate Income Portfolio, with one additional portfolio manager. The same portfolio managers are expected to advise the combined fund following the Reorganizations.

Q:	Will I have to pay any sales load, commission or other similar fee in connection with my Fund’s Reorganization?

A:	No, you will not pay any sales load, commission or other similar fee in connection with your Fund’s Reorganization.

Q:	Will I have to pay any Federal taxes as a result of my Fund’s Reorganization?

A:	Your Fund’s Reorganization is expected to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Q:	Who will pay for my Fund’s Reorganization?

A:	The costs associated with each Reorganization will be paid by the respective Funds participating in such Reorganization.

Q:	How do I vote my proxy?

A:	You may cast your vote by mail, telephone, Internet or in person at the Special Meeting of your Fund’s shareholders.

•	To vote by mail, please mark your vote on the enclosed proxy card and sign, date and return the card in the postage-paid envelope provided.

•	To vote by telephone or over the Internet, please have the proxy card in hand and call the number or go to the website address listed on the enclosed proxy card and follow the instructions.

•	To vote at the Special Meeting, please attend the Special Meeting in person and have the proxy card in hand.

Q:	When will my Fund’s Reorganization occur?

A:	If approved by shareholders, your Fund’s Reorganization is expected to occur during the first quarter of 2011. Your Fund’s Reorganization will not take place if the Reorganization is not approved by your Fund’s shareholders at the Special Meeting. Your Fund’s Reorganization is not contingent on the other Senior Floating Rate Fund’s Reorganization.

Q:	Whom do I contact for further information?

A:	You can contact your financial adviser for further information. You may also call Computershare Fund Services, our proxy solicitation firm, at 866-963-6126.

Important additional information about the proposal is set forth in the accompanying Combined Prospectus/Proxy Statement. Please read it carefully.

Merrill Lynch, Pierce, Fenner & Smith Incorporated is a registered broker-dealer and a wholly-owned subsidiary of Bank of America Corporation. Merrill Lynch makes available investment products sponsored, managed, or distributed by companies that are affiliates of or in which Bank of America Corporation has a substantial economic interest, including Columbia Management, BlackRock and Nuveen Investments.

FOR MORE INFORMATION: www.blackrock.com

BlackRock is a registered trademark of BlackRock, Inc. All other trademarks are the property of their respective owners.

Prepared by BlackRock Investments, LLC, member FINRA.

©2011 BlackRock, Inc. All Rights Reserved.

F5261-0111 / SF-WRAPPER-1210